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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                         Jurisdiction of
                Name                                      Incorporation
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Integration Information Technology FSC                       Barbados
Netergy Networks, Ltd.                                    United Kingdom
Odisei S.A.                                                   France
Visit, Inc.                                              California, USA


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